Exhibit 5.1

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

TEL 215.665.8500

FAX 215.864.8999

www.ballardspahr.com

April 27, 2018

Nasdaq, Inc. One Liberty Plaza New York, NY 10006

Re:	Nasdaq, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nasdaq, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”), which may be senior, subordinated or junior subordinated, which may be guaranteed by certain of the Company’s subsidiaries (the “Guarantees of Debt Securities”) and which may be convertible into Common Stock or Preferred Stock; (iv) warrants to purchase securities of the Company (the “Warrants”); (v) subscription rights to purchase securities of the Company (the “Subscription Rights”); (vi) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts; (vii) purchase contracts obligating the Company to buy or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares from or to the holder (the “Purchase Contracts”); and (viii) units consisting of a combination of one or more of the above securities in any combination (“Units,” and together with the Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities, Warrants, Subscription Rights, Depositary Shares and Purchase Contracts, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

Nasdaq, Inc.

April 27, 2018

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented (the “Certificate”), and bylaws of the Company and applicable provisions of Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become automatically effective upon filing with the Commission under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Debt Securities will be issued pursuant to the Indenture, entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) which is on file with the Commission and as amended or supplemented from time to time in accordance with its terms (the “Indenture”); (vii) any Guarantees of the Debt Securities will be issued pursuant to one or more guarantees or guarantee agreements, each to be between the Company and one or more guarantors to be identified therein, which may include certain of the Company’s subsidiaries; (viii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (ix) any Subscription Rights will be issued pursuant to one or more subscription agreements to be entered into between the Company and the financial institution identified therein; (x) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial

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April 27, 2018

institution identified therein as depositary; (xi) any Purchase Contracts will be issued pursuant to one or more purchase contract agreements or governing instruments or other agreements, each to be entered into between the Company and one or more institutions, as purchase contract agent on behalf of the holders from time to time of the Purchase Contracts; (xii) any Units will be issued pursuant to one or more unit agreements proposed to be entered into by the Company, a bank or trust company, as unit agent and the holders from time to time of the Units; (xiii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xiv) the Company will remain a Delaware corporation; (xv) upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate; (xvi) upon the issuance of any Securities that are shares of Preferred Stock, including any Preferred Stock deposited in connection with the issuance of any Depositary Shares and any Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Certificate, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Certificate; (xvii) with respect to any Preferred Securities, a Certificate of Designation setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for recording by the Delaware Secretary of State prior to their issuance (the “Preferred Filings”); (xviii) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement; (xix) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xx) the laws of the State of New York will be the governing law with respect to any guarantee or guarantee agreement, deposit agreement, warrant agreement, purchase contract agreement and unit agreement; and (xxi) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture, under the guarantee for any Guarantees of the Debt Securities, under the subscription rights agreement for any Subscription Rights, under the deposit agreement for any Depositary Shares, under the warrant agreement for any Warrants, under the purchase contract agreement for any Purchase Contracts and under the unit agreement for any Units, namely, the Trustee, the guarantor, the depositary, the subscription agent, the warrant agent, the purchase contract agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to

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April 27, 2018

engage in the activities contemplated by such Indenture, guarantee, subscription rights agreement, deposit agreement, warrant agreement, purchase contract agreement or unit agreement, as applicable; that such Indenture, guarantee, subscription rights agreement, deposit agreement, warrant agreement, purchase contract agreement or unit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such Indenture, guarantee, subscription rights agreement, deposit agreement, warrant agreement, purchase contract agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, guarantee, subscription rights agreement, deposit agreement, warrant agreement, purchase contract agreement or unit agreement, as applicable; and that a Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Commission.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.    Upon completion of the Board Action, the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.

2.    Upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.

3.    Upon the completion of the Board Action and the due execution and delivery of the Indenture on behalf of the Company and the Trustee, the Debt Securities will be duly authorized and, upon the due authentication by the Trustee and due execution and delivery on behalf of the Company in accordance with the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    Upon completion of the Board Action and the due execution and delivery of a guarantee or guarantee agreement relating thereto on behalf of the Company and the guarantor named therein and due authentication (if required) of the Guarantees of Debt Securities in accordance with the guarantee and related agreements, the Guarantees of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    Upon completion of the Board Action and the due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Nasdaq, Inc.

April 27, 2018

6.    Upon completion of the Board Action and the due execution of a subscription rights agreement relating thereto on behalf of the Company and the subscription agent named therein, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    Upon completion of the Board Action and the due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, the depositary receipts evidencing the Depositary Shares will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

8.    Upon completion of the Board Action and the due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein and due authentication of the Purchase Contracts by such purchase contract agent, and upon due execution and delivery of the Purchase Contracts on behalf of the Company, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.    Upon completion of the Board Action and the due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein and due authentication of the Units by such unit agent, and upon due execution and delivery of the Units on behalf of the Company, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)    rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)    general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based solely on (i) the General Corporation Law of the State of Delaware, as amended, (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) and (iii) the federal securities laws of the United States of America, each as in effect on the date hereof. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Nasdaq, Inc.

April 27, 2018

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Ballard Spahr LLP